Exhibit 10.1

EXECUTION COPY

SECOND POST-CLOSING MATTERS LETTER

February 19, 2009

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention: Chief Counsel Office of Financial Stability

Facsimile (202) 927-9219

Re: Second Post-Closing Matters Letter (this “Letter”) to the Loan and Security Agreement:

Reference is made to the Loan and Security Agreement, dated as of December 31, 2008, by and among General Motors Corporation, as borrower (the “Borrower”), certain Subsidiaries of the Borrower and the United States Department of the Treasury as lender (the “Lender”), as amended and modified by (i) that certain Post-Closing Letter Agreement, by and among the Borrower, certain Subsidiaries of the Borrower and the Lender, dated as of December 31, 2008 (the “Post-Closing Letter Agreement”), (ii) that certain Notice of Borrowing and Post-Closing Matters Letter, from the Borrower to the Lender, dated as of January 21, 2009, (iii) that certain Consent and Waiver Number One, between the Borrower and the Lender, dated as of January 29, 2009 and (iv) that certain Waiver, between the Borrower and the Lender, dated as of February 17, 2009 (as may further be amended, supplemented or otherwise modified, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement.

1. MODIFICATIONS

The Borrower and the Lender hereby agree:

1.1 Effective as of February 17, to amend Section 7 of the Loan Agreement by deleting Section 7.21 thereof in its entirety and substituting the following therefor:

7.21 [RESERVED].

1.2 Effective as of the Effective Date, to amend Section 8.07 of the Loan Agreement by deleting the words “Senior Loans” therein and substituting the words “Senior Lien Loans” therefor.

1.3 Effective as of February 18, 2009, to postpone the requirements of Section II 3. of the Post-Closing Letter Agreement with respect to each property listed on Schedule A hereto (the “Designated Real Property”) to not later than March 1, 2009; provided in each case that required consents to the applicable mortgage have been obtained by Borrower, as indicated on Schedule A.

1.4 Effective as of February 18, 2009, to release each property listed on Schedule B hereto from the requirements of Section II 3. of the Post-Closing Letter Agreement and to delete each such property from Schedule 5(b) of the Post-Closing Letter Agreement.

1.5 Effective as of February 18, 2009, to subject each property listed on Schedule C hereto to the requirements of Section II 3. of the Post-Closing Letter Agreement; provided that the date for satisfaction of such requirements with respect to each such property shall be by March 27, 2009.

1.6 Effective as of the Effective Date, to include in the definition of Excluded Collateral each property listed on Schedule B hereto, including all Property or other assets (other than inventory) located at such property.

1.7 Effective as of February 18, 2009, to postpone the requirements of Section II 3. of the Post-Closing Letter Agreement with respect to the property known as One General Motors Circle Building, located in Onondaga County, Michigan, to not later than March 16, 2009.

1.8 Effective as of February 18, 2009, to release the property known as Delphi Site Vacant Land, located in Genessee County, Michigan, from the requirements of Section II 3. of the Post-Closing Letter Agreement and to remove such property from Schedule 5(b) of the Post-Closing Letter Agreement; provided that the Borrower shall satisfy or cause to be satisfied all of the requirements of Section II 3. with respect to such property within five (5) Business Days after receipt of a written request from the Lender do so.

2. LIMITATION OF MODIFICATIONS

2.1 This Letter is limited precisely as written and shall not be deemed to be a consent to a waiver, amendment or modification of any other term or condition of the Loan Agreement, the other Loan Documents, or any of the documents referred to therein or executed in connection therewith except as provided in Section 1 hereof and this Letter shall not be considered a novation.

2.2 This Letter shall not prejudice any right or rights the Lender may now have or may have in the future under or in connection with the Loan Agreement, the other Loan Documents or any documents referred to therein or executed in connection therewith.

2.3 This Letter shall be deemed to be a Loan Document for all purposes of the Loan Agreement.

3. REPRESENTATIONS AND WARRANTIES

After giving effect to this Letter, the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing on and as of the date of this Letter.

4. FEES AND EXPENSES

The Borrower agrees to pay or reimburse the Lender for all reasonable fees and out of pocket expenses incurred by the Lender in connection with the documentation of this Letter (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel incurred in connection with this Letter), in accordance with Section 11.03(b) of the Loan Agreement.

5. CONDITIONS PRECEDENT

This Letter shall become effective as of the date hereof upon the receipt by the Lender of a duly executed copy of this Letter.

6. MISCELLANEOUS

6.1 Construction. This Letter is executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. No provision of this Letter shall be construed against or interpreted to the disadvantage of the Lender or the Borrower by reason of the Lender or the Borrower having or being deemed to have structured or drafted such provision of this Letter . Whenever either the Loan Agreement or the Post-Closing Letter Agreement is referred to in the Loan Agreement, any other Loan Documents or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Loan Agreement or the Post-Closing Letter Agreement, as applicable, as amended and modified hereby.

6.2 Counterparts. This Letter may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Letter may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

6.3 Governing Law. This Letter shall be governed by and construed in accordance with the applicable terms and provisions of Section 11.10 (Governing Law) of the Loan Agreement, which terms and provisions are incorporated herein by reference.

6.4 Successors and Assigns. This Letter shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

6.5 Entire Agreement; Modification. Except as expressly provided in this Letter , the Loan Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without amendment thereto, and is, in all respects, ratified and confirmed. This Letter is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statements of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Letter may be modified only by a written instrument signed by each of the parties hereto.

6.6 Headings. The headings, captions and arrangements used in this Letter are for reference purposes only and shall not affect the meaning or interpretation of this Letter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Post Closing Matters Letter to the Loan and Security Agreement to be duly executed by their respective authorized officers as of the 19th day of February, 2009.

Very truly yours,

GENERAL MOTORS CORPORATION, as Borrower

By:	/s/ Adil Mistry
Name:	Adil Mistry
Title:	Assistant Treasurer

ACKNOWLEDGED AND AGREED:

THE UNITED STATES DEPARTMENT OF THE TREASURY,
as Lender

By:	/s/ Neel Kashkari
Name:	Neel Kashkari
Title:	Interim Assistant Secretary for Financial Stability

SCHEDULE A:

Designated Real Property

Property State	Property City	Property Designation
California	Fremont	Fremont Dealership
California	Menlo Park	Tyco Dealership
Illinois	Hodgkins	Hodgkins Dealership

SCHEDULE B:

Excluded Property

Property State	Property County	Property Designation
Kansas	Wyandotte	Fairfax Vacant Land
Massachusetts	Worcester	Westborough Dealership
Michigan	Saginaw	Saginaw Administration Site
Ohio	Cuyahoga	Parma Vacant Land
Tennessee	Williamson	Office Building (located on Spring Hill Campus)
Georgia	DeKalb	Doraville Building

SCHEDULE C:

Additional Property to be Mortgaged*

Property State	Property City	Property Designation	Property Street Address
California	Northridge	Competition Chevrolet Dealership	18600 Devonshire
California	San Jose	Courtesy Chevrolet Dealership	3640 Stevens Creek Boulevard
Colorado	Aurora	GM High Altitude Vehicle Emission lab	2022 Helena Street, Unit A
Michigan	Burton	Davison Road land	TBD
Michigan	Delta	SOD Farm Lease Agreement	80 Acres, NW corner of Nixon Road and Milet
Michigan	Detroit	RenCen Land – West	Land located west of Randolph Road
Michigan	Lansing	Former Plant 5	2901 South Canal Road
Michigan	Lansing	Friendship Baptist Church (Land)	925 West Main Street, with adjacent parking lot
Michigan	Livonia	Former Delco Chassis Plant (Land)	12950 Eckles Road
Michigan	Mt. Morris	Stanley Road Land	Stanley Road
Michigan	Pontiac	Land	652 Meadow Drive
Michigan	Pontiac	Land	Baseball Park North of Columbia
Michigan	Pontiac	Land	642 Meadow Drive
Michigan	Pontiac	Land	631 Meadow Drive
Michigan	Pontiac	Land	607 Meadow Drive
Michigan	Pontiac	ACG – Penske Site Land	675 Oakland Avenue
Michigan	Saginaw	Land	700 Garey Street
Michigan	Ypsilanti	Land	Textile Road
Missouri	Kansas City	Leed’s Assembly Plant Land	6817 Stadium Drive
Ohio	Lordstown	RFO – Lordstown (Office)	1829 Hallock Young Road
Tennessee	Spring Hill	Land (less 98 acres Rippavilla Mansion donation property/civil war historical site)	TBD
Texas	Nederland	JK Chevrolet Dealership	1451 Highway 69 North
Washington	Issaquah	Issaquah Motors, Inc. Dealership	1601 18th Avenue NW

*	Properties remain subject to title review to confirm whether mortgageable. If the title review reveals that a property is not mortgageable, and such property is not Excluded Collateral, Borrower shall use its best effrots to take such actions necessary to make such property mortgageable.